SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549
                        ___________________


                              FORM 8-K

                          CURRENT REPORT


              Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934


   Date of Report (Date of earliest event reported): June 29, 1998


                           LCA-VISION INC.
       (Exact name of Registrant as specified in its Charter)


 Delaware           0-27610              11-2882328
(State or other  (Commission File No.)  (IRS Employer
jurisdiction of                        Identification Number)
incorporation)


7840 Montgomery Road, Cincinnati, Ohio        45236
(Address of principal executive offices)   (Zip Code)



Registrant's telephone number, including area code:   (513)
792-9292



                            N/A
  (Former name or former address, if changed since last report)

Item 5.  Other Events.

LCA-Vision Inc. (NASDAQ:LCAV) terminated its existing revolving credit facility with The Fifth Third Bank and obtained a new revolving credit facility from The Provident Bank. The facility, effective June 29, 1998, consists of $8 million of working capital, including up to $2.5 million for equipment leases and up to $2 million for letters of credit.

Item 7.  Financial Statements and Exhibits.

(c)     Exhibits


Exhibit No.                  Description

   99.1 Loan documents dated June 29, 1998 by and between LCA-Vision Inc. and The Provident
          Bank

   99.2   LCA-Vision Inc. Press Release dated June 29,
          1998


                         SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                               LCA-VISION INC.


Date: July 1, 1998             By: /s/ Larry P. Rapp
                                   Larry P. Rapp
                                   Chief Financial Officer

                         EXHIBIT 99.1

                        LOAN AGREEMENT

     LCA-VISION INC. and REFRACTIVE CENTERS INTERNATIONAL, INC., jointly and severally (individually and collectively, "Borrower"), and THE PROVIDENT BANK ("Lender"), hereby agree as follows:

1. Definitions. Capitalized terms used herein and not otherwise defined herein will have the meanings given those terms in the second to last section of this Agreement.

2.     Credit Facilities.

     2.1     Revolving Credit Loan.

          2.1.1 Total Facility. Lender will make available to Borrower a line of credit of up to $8,000,000 ("Total Facility"), subject to the terms and conditions and made upon the representations and warranties of Borrower set forth in this Agreement. The availability of the Total Facility will be reduced in an amount equal to the capital costs financed under the lease facility provided by Information Leasing Corporation (the "Lease Facility"). Amounts outstanding under the line of credit from time to time will be referred to as the "Revolving Credit Loan". The Revolving Credit Loan will be represented by the promissory note of Borrower of even date herewith and all amendments, extensions and renewals thereto and restatements and replacements thereof ("Promissory Note"). The Revolving Credit Loan will bear interest and will be payable in the manner set forth in the Promissory Note, the terms of which are incorporated herein by reference.

          2.1.2 Advances. Advances will be made as specified in the Promissory Note and Section 2.2 hereof.

          2.1.3 Extensions. After the initial term of the Promissory Note, Lender in its sole discretion may extend or renew the Total Facility and the Promissory Note by accepting from Borrower one or more new notes, each of which will be deemed to be the Promissory Note under this Agreement. In no event will Lender be under any obligation to extend or renew the Total Facility or the Promissory Note beyond the initial term thereof.

          2.1.4 Unused Fee. Borrower will pay to Lender a Unused Fee from and including the Closing Date, computed at the rate of one-quarter of one percent (0.25%) per annum, on the average daily difference between: (i) the outstanding amount of the Note and (ii) the Total Facility minus amounts advanced under the Lease Facility or reserved pursuant to any Letters of Credit (as defined below), such Unused Fee to be payable on the date one year after the date of the Note and on the same date each and every year thereafter, and upon the maturity date of the Note and/or the date this Agreement is terminated.

          2.1.5     Conversion.  Subject to the terms and
conditions set forth in the Promissory Note, Borrower may convert up to $3,500,000 of the Revolving Credit Loan to a Term Loan which will bear interest and will be payable in the manner set forth in the Promissory Note (the "Term Loan").
     2.2     Issuance of Letters of Credit.

          2.2.1 Letters of Credit. In consideration of the terms and conditions of this Agreement, Lender from time to time at the request and on the instructions of Borrower, will issue advances under the Promissory Note, in the form of Lender's acceptance and/or letters of credit and renewals, extensions and amendments thereto (collectively, "Letters of Credit"). The specific terms with respect to each Letter of Credit will be as agreed upon by Borrower and Lender; provided that (i) the requested Letter of Credit satisfies the requirements of Section
2.2.2 below, and (ii) the maximum stated amount of the Letters of Credit outstanding at any time may not exceed $2,000,000.
Borrower acknowledges that as to each Letter of Credit, Borrower:
(a) will independently determine that it is in its best interest to enter into the transaction to which the Letter of Credit relates and to cause the Letter of Credit to be issued to the beneficiary, and (b) is not relying on Lender in any manner with respect to the items described in clause (a) above, and has sought independent legal or other advice with respect thereto to the extent it deemed necessary.

          2.2.2 Terms of Letters of Credit. All Letters of Credit shall be issued on Lender's standard forms therefor (or in such other form as Lender and Borrower may agree) for the account of Borrower and shall be, unless otherwise agreed by Lender in its discretion, denominated in United States Dollars. Unless Lender agrees otherwise, no Letter of Credit shall be issued or renewed with a maturity date beyond June 30, 2000.

          2.2.3 Procedure for Letters of Credit. Borrower shall give Lender written notice (or telephone advice thereof promptly confirmed in writing but in no event later than 11:00 a.m. Cincinnati time on the day on which such telephonic notice is given) of its request for a Letter of Credit at least five (5) Business Days prior to the date on which a Letter of Credit is requested to be issued. Such notice shall be accompanied by all Letter of Credit Documents reasonably required by Lender, duly executed, and shall specify: (a) the name and address of the beneficiary of the Letter of Credit, (b) the type and amount of the Letter of Credit, (c) whether the Letter of Credit is revocable or irrevocable, (d) the Business Day on which the Letter of Credit is to be issued and the date on which the Letter of Credit is to expire, (e) the terms of payment of any draft or drafts which may be drawn under the Letter of Credit, and (f) any other terms or provisions Borrower desires to be contained in the Letter of Credit. In the event of any conflict between the provisions of this Agreement and the provisions of any applicable Letter of Credit Documents, the provisions of this Agreement shall prevail and control unless otherwise expressly provided in the Letter of Credit Documents. If the requested form of such Letter of Credit is acceptable to Lender in its sole discretion, Lender will, subject to the terms and conditions of this Agreement, make such Letter of Credit available to Borrower at Lender's office.

          2.2.4 Letter of Credit Fees and Expenses. In consideration of the issuance by Lender of each of the Letters of Credit, Borrower will pay to Lender (a) commissions with respect to each Letter of Credit so long as Lender is obligated under the applicable Letter of Credit, computed on such amounts and at the rate of one and one-eighth of one percent (1.125%) per annum of the stated amount of each Letter of Credit, calculated on the basis of a year of 360 days and the actual number of days elapsed, with a $25,000 minimum per Letter of Credit and an additional issuance fee of $100 per Letter of Credit, such minimum fees and issuance fees to be adjusted from time to time to Lender's standard rates, and (b) all expenses that Lender reasonably incurs in connection with any Letter of Credit (including but not limited to attorney's fees, wire transfer charges, fees of correspondent and confirming banks, foreign exchange fees, etc.). Lender will credit Borrower on a pro-rata basis for Letters of Credit commissions with respect to Letters of Credit paid or terminated prior to its stated maturity date.

          2.2.5 Reimbursement for Drawings. Borrower will reimburse Lender for any drawing under a Letter of Credit on the day on which payment of such drawing is made by Lender. All payments hereunder will be made in accordance with Section 2.2.6 in United States Dollars and as to any drafts or acceptances payable in currency other than United States Dollars, Borrower will pay Lender the equivalent of the amount paid by Lender in United States Dollars. Equivalent United States Dollar amounts will be determined at the selling rate of exchange then offered at the time of payment by Lender for cable transfers to the place of payment in the currency in which the acceptance or draft is payable, plus any payments made by Lender to comply with any governmental exchange regulations applicable to the purchase of such foreign currency. All delinquent reimbursement payments will bear interest at the Default Rate.

          2.2.6 Method and Place of Payment. All payments by Borrower to Lender under this Agreement in connection with Letters of Credit will be made to Lender in lawful currency of the United States and in immediately available funds at its office at The Provident Bank, One East Fourth Street, Suite 211A, Cincinnati, Ohio 45202, Attn: Commercial Banking, until otherwise notified in writing by Lender. In the event the date specified for any such payment is not a Business Day, such payment will be made on the next following Business Day and interest after such Business Day (and after the expiration of any applicable grace period, if any) will accrue at a rate equal to the Default Rate until paid. Borrower agrees that, so long as sufficient funds are available under the Total Facility, Lender will make an advance under the Promissory Note and apply the proceeds thereof to such payment.
In addition, Lender may, at its option and in its sole discretion (but shall not be obligated to), in addition to and not in lieu of any right or remedy, draw any other Note in such amount and apply the proceeds of such Loan to such payment.

          2.2.7     Liability and Indemnification of Lender.

               2.2.7.1 Any action taken or omitted by Lender, any correspondent bank or confirming bank, under or in connection with the Letters of Credit or drafts or documents relating thereto, if taken or omitted without negligence or willful misconduct, will be binding upon Borrower and will not result in Lender or any correspondent bank or confirming bank being under any liability to Borrower. Lender, any correspondent bank or confirming bank or any of their officers, directors or employees will not be liable or responsible for: (a) the use which may be made of the Letters of Credit or for any acts or omissions of any beneficiaries or any transferees in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement(s) thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) if through the actions of shippers or any other party, any documents fail to reach their destination in due time; (d) the kind, quality, quantity, delivery or existence of property represented by any documents; (e) the sufficiency, coverage or validity of any insurance, the financial standing or responsibility of any insurer, or any other risk connected with insurance on any property; (f) delay in giving or the failure to give notice of arrival or any other notice; (g) failure of any draft to bear any reference or adequate reference to any of the Letters of Credit; (h) any delay or deviation from instructions in regard to shipment or any delay or deviation from instructions in regard to payment other than on a Letter of Credit; (i) any variation between invoices and insurance documents or between invoices and bills of lading, warehouse receipts or other documents; (j) any negligence or fraud of any shipper, inspector, forwarding agent or other party; (k) errors, omissions, interruptions or delays in transmission or delivery of any messages or documents by mail, telex or other means; or (l) any other circumstances whatsoever in making or failing tomake payment under any of the Letters of Credit, except only damages which Borrower proves were caused by Lender, any correspondent bank or confirming bank or any of their officers, directors or employees under either of the following circumstances and in those cases Borrower will have a claim only against the entity or its officers, directors or employees that actually committed the acts giving rise to such claim: (i) negligence or willful misconduct in determining whether a draft or other documents presented under any Letter of Credit complies with the terms of the Letter of Credit or (ii) the willful or negligent failure to pay under a Letter of Credit after the presentation to it by any beneficiary or transferee of a draft and documents strictly complying with the terms and conditions of the Letter of Credit. In furtherance of and not in limitation of the foregoing, Lender, its correspondent banks and confirming banks may accept documents that appear on their face to be in order, without responsibility for further investigation, and any action taken or omitted in good faith in connection with any of the Letters of Credit or any documents or property related to any of the Letters of Credit will be binding on Borrower and will not result in any liability of Lender, its correspondent banks and confirming banks. In addition, Lender, its correspondent and confirming banks will not be liable for any failure or inability to perform in accordance with the terms of any of the Letters of Credit by reason of any censorship, law, control or restriction rightfully or wrongfully exercised by any de facto or de jure government or group exercising or exerting governmental powers, or for any other act or omission for which banks are relieved of responsibility under applicable law and/or the Uniform Customs.

          2.2.8 The provisions of Section 2.2 will survive the termination of this Agreement.

          2.2.9 Documentation. Lender may accept or honor as complying with any Letter of Credit any draft or other document otherwise in order which has been signed or issued by or to the administrator, executor or trustee in bankruptcy of or any receiver for any of the property of any party designated in any of the Letters of Credit or in Borrower's instructions, in the place of the name, signature or act of such party.

     2.3     Additional Costs.

          2.3.1 Reserve Requirements. In the event that any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to Lender, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by Lender with any guideline, request or directive of any such authority (whether or not having the force of law), will impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, Lender, and the result of any of the foregoing is to increase the cost of making, funding or maintaining any Note or to reduce the amount of any sum receivable by Lender thereon, then Borrower will pay to Lender from time to time, upon request by Lender, additional amounts sufficient to compensate Lender for such increased cost or reduced sum receivable.

          2.3.2 Certificate of Lender. A certificate of Lender setting forth such amount or amounts as will be necessary to compensate Lender as specified above will be delivered to Borrower and will be conclusive absent manifest error. Borrower will pay Lender the amount shown as due on any such certificate within 10 days after its receipt of the same. Failure on the part of Lender to deliver any such certificate will not constitute a waiver of Lender's rights to demand compensation for any particular period or any future period. The protection of this Section will be available to Lender regardless of any possible contention of invalidity or inapplicability of the law, regulation, etc., that results in the claim for compensation under this Section.

3. Collateral. The Collateral for the repayment of the Obligations will be that granted pursuant to the Security
Documents.

4.     Representations and Warranties.   To induce Lender to enter
into this Agreement and to make the advances herein contemplated, Borrower hereby represents and warrants as follows as to itself and each Subsidiary:

     4.1 Organization. Borrower and its Subsidiaries are corporations duly organized and in good standing under the laws of the states of their incorporations, are duly qualified in all jurisdictions where required by the conduct of its business or ownership of their assets except where the failure to so qualify would not have a material adverse effect on its condition, financial or otherwise, and has the power and authority to own and operate its assets and to conduct their business as is now done.

     4.2 Latest Financials. Its Current Financial Statements as delivered to Lender are true, complete and accurate in all material respects and fairly present its financial condition, assets and liabilities, whether accrued, absolute, contingent or otherwise and the results of its operations for the periods specified therein. The annual financial statements of all business entities included in the Current Financial Statements have been prepared in accordance with generally accepted accounting principles applied consistently with preceding periods subject to any comments and notes contained therein.

     4.3 Recent Adverse Changes. Except as specifically disclosed in the Disclosure Schedule, since the dates of its Current Financial Statements, Borrower has not suffered any damage, destruction or loss which has materially and adversely affected its business or assets and no event or condition of any character has occurred which has materially and adversely affected its assets, liabilities, business or financial condition, and Borrower has no knowledge of any event or condition which may materially and adversely affect its assets, liabilities, business or financial condition.

     4.4 Recent Actions. Except as disclosed in the Disclosure Schedule, since the dates of its Current Financial Statements, its business has been conducted in the ordinary course and Borrower has not: (a) incurred any obligations or liabilities, whether accrued, absolute, contingent or otherwise, other than liabilities incurred and obligations under contracts entered into in the ordinary course of business and other than liabilities to Lender; (b) except for payment of obligations to The Fifth Third Bank, discharged or satisfied any lien or encumbrance or paid any obligations, absolute or contingent, other than current liabilities, in the ordinary course of business; (c) mortgaged, pledged or subjected to lien or any other encumbrance any of its assets, tangible or intangible, or cancelled any debts or claims except in the ordinary course of business; or (d) made any loans or otherwise conducted its business other than in the ordinary course.

     4.5 Title. Borrower has good and marketable title to the assets reflected on its Current Financial Statements, free and clear from all liens and encumbrances except for: (a) current taxes and assessments not yet due and payable, (b) liens and encumbrances, if any, reflected or noted on said balance sheet or notes, (c) any security interests, pledges or mortgages to Lender in connection with the closing of this Agreement, (d) assets disposed of in the ordinary course of business, and (e) Permitted Liens.

     4.6 Litigation, etc. Except as disclosed on the Disclosure Schedule, as of the date hereof, there are no actions, suits, proceedings or governmental investigations pending or, to its knowledge, threatened against Borrower which, if adversely determined, could result in a material and adverse change in its financial condition, business or assets; and there is no basis known to Borrower for any such actions, suits, proceedings or investigations.

     4.7 Taxes. Except as to taxes not yet due and payable, Borrower has filed all returns and reports that are now required to be filed by Borrower in connection with any federal, state or local tax, duty or charge levied, assessed or imposed upon Borrower or its property, including unemployment, social security and similar taxes; and all of such taxes have been either paid or adequate reserve or other provision has been made therefor. Borrower has timely filed the payments of every tax and tax return with the appropriate governmental authorities. If Borrower has currently filed an extension for the payment of taxes, Borrower has accrued sufficient funds for the payment of such tax in accordance with generally accepted accounting principles.

     4.8 Authority. Borrower has full power and authority to enter into the transactions provided for in this Agreement. The documents to be executed by Borrower in connection with this Agreement, when executed and delivered by Borrower will constitute the legal, valid and binding obligations of Borrower enforceable in accordance with their respective terms except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws in effect from time to time affecting the rights of creditors generally and except as such enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in law or in equity).

     4.9 Other Defaults. Except as would not have a material adverse effect on the business or assets of Borrower, there does not now exist any default or violation by Borrower of or under any of the terms, conditions or obligations of: (a) its Articles or Certificate of Incorporation and Regulations or Bylaws, as applicable; (b) any indenture, mortgage, deed of trust, franchise, permit, contract, agreement, or other instrument to which Borrower is a party or by which Borrower is bound; or (c) any law, regulation, ruling, order, injunction, decree, condition or other requirement applicable to or imposed upon Borrower by any law or by any governmental authority, court or agency; and the transactions contemplated by this Agreement and the Security Documents will not result in any such default or violation.

     4.10 Stock. Except as listed on the Disclosure Schedule, Borrower does not own more than one percent (1%) of the issued and outstanding capital stock or other ownership interests of any corporation, firm or entity.

     4.11     Subsidiaries, Partnerships and Joint
Ventures. Except as listed on the Disclosure Schedule, Borrower has no Subsidiaries and is not a party to any partnership agreement or joint venture agreement.

     4.12 Licenses, etc. Borrower has obtained any and all licenses, permits, franchises or other governmental authorizations necessary for the ownership of its properties and the conduct of its business, except those which would not have a material adverse effect on the business or assets of Borrower. To its knowledge, Borrower possesses adequate licenses, patents, patent applications, copyrights, trademarks, trademark applications, and trade names to continue to conduct its business as heretofore conducted by it, without any conflict with the rights of any other person or entity.

     4.13 Sufficient Capital. Borrower now has capital sufficient to carry on its business, all business and transactions in which Borrower is about to engage, and is now solvent and able to pay its debts as they mature. Borrower now owns property having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay its debts.

     4.14     Name, Places of Business and Location of
Collateral. The address of its principal place of business and every other place from which Borrower conducts business is as specified in the Disclosure Schedule. The Collateral and all books and records pertaining to the Collateral are and will be located at the addresses indicated on the Disclosure Schedule. In the five years preceding the date hereof, Borrower has not conducted business under any name other than its current name nor maintained any place of business or any assets in any jurisdiction other than those disclosed on the Disclosure Schedule.

     4.15     ERISA.  Borrower has no Plan except for a 401(k)
Plan.

     4.16 Regulation U. No part of the proceeds of any Loans will be used to purchase or carry any margin stock (as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System).

     4.17 Closing Memo. The information contained in each of the documents prepared by Borrower, executed by Borrower or provided by a third party at the request of Borrower listed on the Closing Memo to be executed or delivered by Borrower or relating to Borrower is complete and correct in all material respects.


     4.18     Environmental Matters.  Qualified, however, as to
Section 4.19.3, below, by those matters, if any, set forth in the Environmental Report:

          4.18.1 To the best of Borrower's knowledge, Borrower and the activities or operations on any of the real estate that Borrower owns or occupies (the "Property") are in compliance in all material respects with all applicable federal, state and local, statutes, laws, regulations, ordinances, policies and orders relating to regulation of the environment, health or safety, or contamination or cleanup of the environment (collectively "Environmental Laws").

          4.18.2 Borrower has obtained all approvals, permits, licenses, certificates, or satisfactory clearances from all governmental authorities required under Environmental Laws with respect to the Property and any activities or operations at the Property.

          4.18.3 To the best of Borrower's knowledge, there have not been and are not now any solid waste, hazardous waste, hazardous or toxic substances, pollutants, contaminants, or petroleum in, on, under or about the Property. The use which Borrower makes and intends to make of the Property will not result in the deposit or other release of any hazardous or toxic substances, solid waste, pollutants, contaminants or petroleum on, to or from the Property.

          4.18.4 To the best of Borrower's knowledge, there have been no complaints, citations, claims, notices, information requests, orders or directives on environmental grounds or under Environmental Laws (collectively "Environmental Claims") made or delivered to, pending or served on, or anticipated by Borrower or its agents, or of which Borrower or its agents, are aware (i) issued by any governmental department or agency having jurisdiction over the Property or the activities or operations at the Property, or (ii) issued or claimed by any third party relating to the Property or the activities or operations at the Property.

          4.18.5 Except as disclosed to Lender prior to the date hereof, to the best of Borrower's knowledge, no asbestos-containing materials are installed, used or incorporated into the
Property, and no asbestos-containing materials have been disposed of on the Property.

          4.18.6     To the best of Borrower's knowledge, no
polychlorinated biphenyls ("PCBs") are located at, on or in the Property in the form of electrical equipment or devices, including, but not limited to, transformers, capacitors, fluorescent light fixtures with ballasts, cooling oils or any other device or form.

          4.18.7 To the best of Borrower's knowledge, there have not been and are not now any underground storage tanks located within or about the Property.

          4.18.8 The Property does not contain any wetlands as that term is definedby relevant governmental agencies under Environmental Laws and, to the best of Borrower's knowledge, there has been no filling of wetlands on the Property in violation of Environmental Laws.

          4.18.9 Borrower has provided Lender with copies of all environmental reports, audits and studies known to Borrower and accessible to Borrower, whether in Borrower's possession or otherwise, regarding the Property.

     4.19 Labor Matters. There are no material strikes or other material labor disputes against Borrower pending or, to its knowledge, threatened. The hours worked and payment made to its employees in all material respects have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters. All payments due from it, or for which any claim may be made against it, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on its books. The consummation of the transactions contemplated herein will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which Borrower is a party or by which Borrower is bound.

     4.20 Year 2000. Borrower and each of its Subsidiaries, if any, have reviewed the areas within each of its businesses and operations that could be adversely affected by, and have developed or are developing a detailed plan and timeline to address in a timely manner the risk that certain computer applications used by Borrower or any of its Subsidiaries (or any of their respective material suppliers, customers or vendors) may be unable to recognize and perform properly date sensitive functions involving dates prior to and after December 31, 1999 (the "Year 2000 Problem"). To the best of Borrower's knowledge, the Year 2000 Problem will not result in any material adverse change to Borrower or any of its Subsidiaries.

     4.21 Inactive Subsidiaries. The following Subsidiaries of Borrower are inactive, do not own or lease material assets and do not have a material amount of capital: LCA-Vision (Ohio), Inc.; University Vision Centers LLC; RCII, Inc.; New Image Laser Center Holdings BV; New Image Laser Centers S.L.; and New Image Laser Centers Limited.

5. Affirmative Covenants. From the date of execution of this Agreement until all Obligations to Lender have been fully paid and this Agreement terminated, Borrower will and will cause each Subsidiary to:

     5.1     Books, Records and Access to the Collateral.
Maintain proper books of account and other records and enter therein complete and accurate entries and records of all of its transactions and give representatives of Lender access thereto at all reasonable times, including permission to examine, copy and make abstracts from any of such books and records and such other information as Borrower may from time to time reasonably request. Borrower will give Lender reasonable access to the Collateral for the purposes of examining the Collateral and verifying its existence. Borrower will make available to Lender for examination copies of any reports, statements or returns which Borrower may make to or file with any governmental department, bureau or agency, federal or state, and will furnish to Lender copies of any reports, statements or returns and exhibits thereto that Borrower may make to or file with the Securities Exchange Commission. In addition, Borrower will be available to Lender, or cause its officers or general partners, as applicable, to be available from time to time upon reasonable notice to discuss the status of the Loans, its business and any statements, records or documents furnished or made available to Lender in connection with this Agreement.

     5.2 Quarterly Statements. Furnish Lender within 45 days after the end of each calendar quarter internally prepared financial statements of Borrower with respect to such calendar quarter, which financial statements will: (a) include the Form 10-Q or Form 10-QSB filed by Borrower with the Securities and Exchange Commission; (b) be in reasonable detail and in form reasonably satisfactory to Lender; (c) be accompanied by a Compliance Certificate; (d) include a balance sheet as of the end of such period, profit and loss and surplus statements for such period and a statement of cash flows for such period; (e) include prior year comparisons which will be internally prepared; and (f) be on a consolidated basis for Borrower and its Subsidiaries and for any entity in which Borrower's financial information is consolidated in accordance with generally accepted accounting principles.

     5.3 Annual Statements. Furnish Lender within 90 days after the end of each fiscal year of Borrower annual audited financial statements which will: (a) include the Form 10-K or Form 10-KSB filed by Borrower with the Securities and Exchange Commission; (b) include a balance sheet as of the end of such year, profit and loss and surplus statements and a statement of cash flows for such year; (c) be on a consolidated basis with Borrower, its Subsidiaries, if any, and any entity into which Borrower's financial information is consolidated in accordance with generally accepted accounting principles; (d) be accompanied by a Compliance Certificate, and (e) contain the unqualified opinion of an independent certified public accountant acceptable to Lender and its examination will have been made in accordance with generally accepted auditing standards and such opinion will contain a report reasonably satisfactory to Lender of any inconsistency in the application of generally accepted accounting principles with the preceding years' statements, if any. In addition, Borrower will provide to Lender with the foregoing audited statements, internally prepared consolidating statements.

     5.4 Auditor's Letters, Etc. Furnish any letter, other than routine correspondence, directed to Borrower by its auditors or independent accountants, relating to its financial statements, accounting procedures, financial condition, tax returns or the like since the date of the Current Financial Statements to Lender.

     5.5 Taxes. Pay and discharge when due all indebtedness and all taxes, assessments, charges, levies and other liabilities imposed upon it, its income, profits, property or business, except those which currently are being contested in good faith by appropriate proceedings and for which Borrower has set aside adequate reserves or made other adequate provision with respect thereto, but any such disputed item will be paid forthwith upon the commencement of any proceeding for the foreclosure of any lien which may have attached with respect thereto, unless Lender has received an opinion in form and substance and from legal counsel acceptable to Borrower that such proceeding is without merit.

     5.6 Operations. Continue its business operations in substantially the same manner as at present, except where such operations are rendered impossible by a fire, strike or other events beyond its control; keep its real and personal properties in good operating condition and repair; make all necessary and proper repairs, renewals, replacements, additions and improvements thereto and comply with the provisions of all leases to which Borrower is party or under which Borrower occupies or holds real or personal property so as to prevent any loss or forfeiture thereof or thereunder.
     5.7 Insurance. Comply with the insurance requirements of the Security Documents. In addition to the foregoing, keep its insurable real and personal property insured with responsible insurance companies against loss or damage by fire, windstorm and other hazards which are commonly insured against in an extended coverage endorsement in an amount equal to not less than 90% of the insurable value thereof on a replacement cost basis and also maintain public liability insurance in a reasonable amount. In addition, the parties delivering to Lender insurance certificates as listed on the Closing Memo will maintain extended liability insurance and property insurance of at least the amounts and coverages listed on such certificates delivered in connection with the Closing and in a form and with companies reasonably satisfactory to Lender. Notwithstanding the foregoing, such property insurance will at all times be in an amount so that such party will not be deemed a "co-insurer" under any co-insurance provisions of such policies. All such insurance policies will name Lender as an additional insured and, where applicable, as lender's loss payee under a loss payable endorsement satisfactory to Lender. All such policies will provide that ten (10) days prior written notice must be given to Lender before such policy is altered or cancelled. Schedules of all insurance will be submitted to Lender upon request. Such schedules will contain a description of the risks covered, the amounts of insurance carried on each risk, the name of the insurer and the cost of such insurance. Borrower will provide new schedules to Lender promptly to reflect any change in insurance coverage.

     5.8 Compliance with Laws. Except as would not result in a material adverse effect on the business or assets of Borrower, comply with all laws and regulations applicable to Borrower and to the operation of its business, including without limitation those relating to environmental and health matters, and do all things necessary to maintain, renew and keep in full force and effect all rights, permits, licenses, certificates, satisfactory clearances and franchises necessary to enable Borrower to continue its business.

     5.9     Environmental Violations.

          5.9.1 In the event that any hazardous or toxic substances, pollutants, contaminants, solid waste or hazardous waste, or petroleum are released (as that term is defined under Environmental Laws) at or from the Property, or are otherwise found to be in, on, under, about or migrating to or from the Property in violation of Environmental Laws or in excess of cleanup levels established under Environmental Laws, immediately will notify Lender in writing and will promptly commence such action as may be appropriate or required with respect to such conditions, including, but not limited to, investigation, removal and cleanup thereof, and deposit with Lender cash collateral, letter of credit, bond or other assurance of performance in form, substance and amount reasonably acceptable to Lender to cover the cost of such action. Upon request, Borrower will provide Lender with updates on the status of Borrower's actions to resolve or otherwise address such conditions, until such time as such conditions are fully resolved to the satisfaction of Lender, as determined by Lender in the exercise of its reasonable discretion.

          5.9.2 In the event Borrower receives notice of an Environmental Claim from any governmental agency or other third party alleging a violation of or liability under Environmental Laws with respect to the Property or Borrower's activities or operations at the Property, immediately notify Lender in writing and will commence such action as may be appropriate or required with respect to such Environmental Claim. Upon request, Borrower will provide Lender with updates on the status of Borrower's actions to resolve or otherwise address such Environmental Claim, until such claim has been fully resolved to the satisfaction of Lender, as determined by Lender in the exercise of its reasonable discretion.

     5.10 Environmental Audit and Other Environmental Information. Provide copies of all environmental reports, audits, and studies obtained by Borrower from work conducted by Borrower or any other person or entity on the Property or property adjacent thereto as soon as such reports, audits and studies become available to it. If the submissions are considered inadequate or insufficient in order for Lender to adequately consider the environmental condition of the Property or the status of Borrower's environmental compliance or if the submissions are in error, then Lender may require Borrower, at Borrower's sole expense, to engage an independent engineering or consulting firm acceptable to Lender to conduct a complete environmental report, study, or audit in as timely a fashion as is reasonably possible. In addition, Borrower will provide Lender with information related to remedial action at its Property or adjacent to its Property as soon as such information becomes available to it.

     5.11 Business Names and Locations. Immediately notify Lender of any change in the name under which Borrower conducts its business and, unless Lender otherwise consents in writing, keep and maintain all of the Collateral supplied by Borrower only at its addresses listed in the Disclosure Schedule, keep its principal place of business at the address specified in the Disclosure Schedule and notify Lender immediately upon the opening or closing of any place from which Borrower conducts business.

     5.12 Acquisition of Assets. Not acquire any assets, real or personal, unless such assets are automatically covered by the existing Security Documents or within 10 days of such acquisition, Borrower delivers to Lender a mortgage, pledge or security agreement to encumber such asset in favor of Lender.

     5.13 Accounts. So long as any of the Loans are in effect, maintain Lender as Borrower's primary bank of account and Borrower will maintain all operating accounts at Lender, including, without limitation, Borrower's credit card vendor program and procedural funding programs. Borrower will also enter into a Controlled Disbursement Agreement and Automated Line of Credit Agreement with Lender.

     5.14 ERISA Compliance. Comply in all material respects with the applicable provisions of ERISA and furnish to Lender:
(i) as soon as possible, and in any event within 30 days after any officer of Borrower or any ERISA Affiliate knows or has reason to know that any Reportable Event has occurred that alone or together with any other Reportable Event could reasonably be expected to result in liability of Borrower to the PBGC in an aggregate amount exceeding $25,000, a statement of a financial officer setting forth details as to such Reportable Event and the action that Borrower proposes to take with respect thereto, together with a copy of the notice of such Reportable Event, if any, given to the PBGC, (ii) promptly after receipt thereof, a copy of any notice Borrower or any ERISA Affiliate may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or Plans (other than a Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code
Section 414) or to appoint a trustee to administer any such Plan,
(iii) within 10 days after the due date for filing with the PBGC pursuant to Section 412(n) of the Code of a notice of failure to make a required installment or other payment with respect to a Plan, a statement of its financial officer setting forth details as to such failure and the action that Borrower proposes to take with respect thereto together with a copy of any such notice given to the PBGC and (iv) promptly and in any event within 30 days after receipt thereof by Borrower or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by Borrower or any ERISA Affiliate concerning (A) the imposition of Withdrawal Liability in an amount exceeding $25,000, or (B) a determination that a Multiemployer Plan is, or is expected to be, terminated or in reorganization, both within the meaning of Title IV of ERISA, and which, in each case, is expected to result in an increase in annual contributions of Borrower or an ERISA Affiliate to such Multiemployer Plan in an amount exceeding $25,000.

     5.15 Notice of Default. Notify Lender within five days after Borrower knows of the occurrence of an Event of Default.

     5.16 Sale and Leaseback. Except for transactions with Information Leasing Corporation, not directly or indirectly enter into any arrangement to sell or transfer all or any part of its assets then owned by Borrower and thereupon or within one year thereafter rent or lease any of the assets so sold or transferred.

     5.17 Line of Business. Not enter into any lines or areas of business substantially different from the business or activities in which Borrower is presently engaged without prior approval of Lender, not to be unreasonably withheld.

     5.18 Business Opportunities. Not divert (or permit anyone to divert) any of its business or opportunities to any other corporate or business entity in which Borrower or its Affiliates may hold a direct or indirect interest.

     5.19 Waivers. Not waive any right or rights of substantial value which, singly or in the aggregate, is or are material to its condition (financial or other), properties or business.

     5.20     Use of Proceeds.  Use the proceeds of the Revolving
Credit Loan for general corporate purposes.

     5.21 Use of Lease Facility. To the extent that Borrower desires to lease assets on a capitalized basis or operating lease basis, offer Information Leasing Corporation the first right to bid on all such leases.

     5.22 Yield Maintenance. Enter into a yield maintenance agreement with Information Leasing Corporation upon terms and pursuant to such documentation as Lender deems necessary.

     5.23 Places of Business. Notify Lender in writing of the intended opening or closingof any places of business of Borrower and the location thereof within 30 days prior to the date of such opening or closing, and execute, as to new places of business, financing statements as required by Lender to perfect liens in the Collateral located therein.

6. Negative Covenants. From the date of execution of this Agreement until all of the Obligations have been fully paid, Borrower will not without Lender's prior written consent, and Borrower will cause each Subsidiary to not without Lender's prior written consent:

     6.1 Debt. Incur any Indebtedness other than: (a) the Loans and any subsequent Indebtedness to Lender; (b) open account obligations incurred in the ordinary course of business having maturities of less than 90 days; (c) Subordinated Debt; and (d) rental and lease payments for real and personal property.

     6.2 Liens. Incur, create, assume, become or be liable in any way, or suffer to exist any mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets, now or hereafter owned, other than Permitted Liens.

     6.3 Guarantees. Guarantee, endorse or become contingently liable for the obligations of any person, firm or corporation, except in connection with the endorsement and deposit of checks in the ordinary course of business for collection.

     6.4 Payment to Subordinated Creditors. Make any payment on any Subordinated Debt that is in violation of the applicable
Subordination Agreement.

     6.5 EBITDA to Debt Service. Permit the ratio of EBITDA to the sum of: (i) current maturities of Senior Debt and capitalized lease payments plus (ii) interest expense, each to be calculated for the same period, to be less than 1.25 for the following periods:

          6.5.1 For the quarters ending on 9/30/98, 12/31/98 and 3/31/99, calculated at the end of each fiscal quarter based on an annualization of accumulated EBITDA from the quarters ending
9/30/98, 12/31/98 and 3/31/99 as applicable.

          6.5.2 For the fiscal quarters ending on 6/30/99 and thereafter, calculated at the end of each fiscal quarter on an historical trailing four quarter basis.

          6.5.3 Both Lender and Borrower will negotiate in good faith any appropriate changes to this covenant as a result of the impact of non-cash charges to the income of Borrower.

     6.6 Total Liabilities to Tangible Net Worth. Permit the ratio of its consolidated total liabilities less Subordinated Debt to its consolidated Tangible Net Worth plus Subordinated Debt at any time to be greater than .75 to 1.

     6.7 Tangible Net Worth. Maintain at all times a minimum consolidated Tangible Net Worth plus Subordinated Debt of not less than $18,000,000.

     6.8 Additional Securities. Except in connection with (i) any stock option plans or similar benefits plans for employees and directors of Borrower, (ii) any existing outstanding convertible securities of Borrower, or (iii) any obligation to issue additional shares of preferred stock of Borrower, issue any additional securities of any description or issue warrants, options or rights to purchase its securities, without consent of Lender which will not be unreasonably withheld.

     6.9 Redemptions. Purchase, retire, redeem or otherwise acquire for value, directly or indirectly, any shares of its capital stock now or hereafter outstanding.

     6.10 Investments. Except for the stock of existing Subsidiaries, purchase or hold beneficially any stock, other securities or evidences of indebtedness of, or make any investment or acquire any interest whatsoever in, any other person, firm or corporation other than short term investments of excess working capital invested in one or more of the following: (a) investments (of one year or less) in direct or guaranteed obligations of the United States, or any agencies thereof; (b) investments (of one year or less) in certificates of deposit of banks or trust companies organized under the laws of the United States or any jurisdiction thereof, provided that such banks or trust companies are insured by the Federal Deposit Insurance Corporation and have capital in excess of $25,000,000; and (c) money market mutual funds with average maturities of less than 90 days.

     6.11 Merger, Acquisition or Sale of Assets. Merge or consolidate with or into any other entity or acquire all or substantially all the assets of any person, firm, partnership, joint venture or corporation, or sell, lease or otherwise dispose of any of its assets except for dispositions in the ordinary course of business without the prior written approval of Lender, not to be unreasonably withheld.

     6.12 Advances and Loans. Except in connection with presently outstanding or future advances to The LCA Center for Surgery, Ltd. not to exceed $600,000 in the aggregate, lend money, give credit or make advances (other than advances not to exceed $5000 for any one employee and other reasonable and ordinary advances to cover reasonable expenses of employees, such as travel expenses) to any person, firm, joint venture or corporation, including, without limitation, Affiliates.

     6.13     Subsidiaries.  Acquire any Subsidiaries, create any
Subsidiaries or enter into any partnership or joint venture agreements without the prior written approval of Lender, not to be unreasonably withheld.

     6.14 Inactive Subsidiaries. Permit any of the following Subsidiaries of Borrower to actively conduct any business, own or lease any material assets or obtain a material amount of capital:
LCA-Vision (Ohio), Inc.; University Vision Centers LLC; RCII, Inc.; New Image Laser Center Holdings BV; New Image Laser Centers S.L.; and New Image Laser Centers Limited.

     6.15 Transactions with Affiliates. Except for inter-company loans of working capital, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is otherwise permitted under this Agreement, is in the ordinary course of its business, and is on fair and reasonable terms no less favorable to Borrower than Borrower would obtain in a comparable arm's length transaction with a non-Affiliate.

     6.16 Post-Closing Matters. Fail to deliver to Lender in form and substance satisfactory to Lender the documents, if any, noted as post-closing items on the Closing Memo on or before the date specified in the Closing Memo. If all of such documents have not been delivered by July 31, 1998 and Lender has made no advance hereunder, this Agreement will terminate, Lender will have no obligation to ever fund the Loan, and Lender may retain the Closing Fee to cover fees and expenses of Lender through the date hereof. In the event that Lender has elected to fund a portion of the Loan prior to receiving all of the documents specified in the Closing Memo, and all of such documents have not been delivered by July 31, 1998, then this Agreement will be in default, and Lender will have no obligation to make any further advance hereunder at any time, as well as the other rights and remedies available to Lender under this Agreement, and Lender may retain the Closing Fee to cover fees and expenses of Lender through the date hereof.

7. Events of Default. Upon the occurrence of any of the following events with respect to Borrower, or any Guarantor, or any Subsidiary:

     7.1 Non-Payment. The non-payment of any principal amount of any Note when due, whether by acceleration or otherwise, or the nonpayment of any interest upon any Note or any other amount due Lender pursuant to this Agreement within 5 days of when the same is due;

     7.2 Covenants. The default in the due observance of any affirmative covenant or agreement to be kept or performed by it under the terms of this Agreement or any of the Security Documents and the failure or inability of it to cure such default within 30 days of the occurrence thereof; provided that such 30 day grace period will not apply to: (a) any default which is incapable of cure, (b) any default that has previously occurred, or (c) any default in any negative covenants.

     7.3 Representations and Warranties. Any representation or warranty made by it in this Agreement, in any of the Security Documents or in any report, certificate, opinion, financial statement or other document furnished in connection with the Obligations is false or erroneous in any material respect or any material breach thereof has been committed;
     7.4 Obligations. Except as provided in Sections 7.1, 7.2 and 7.3 above, the default by it in the due observance of any covenant, negative covenant or agreement to be kept or performed by it under the terms of this Agreement, the Security Documents or any document now or in the future executed in connection with any of the Obligations and the lapse of any applicable cure period provided therein with respect to such default, or, if so defined therein, the occurrence of any Event of Default or Default (as such terms are defined therein);

     7.5 Bankruptcy, etc. It: (a) dissolves or is the subject of any dissolution, a winding up or liquidation; (b) makes a general assignment for the benefit of creditors; or (c) files or has filed against it a petition in bankruptcy, for a reorganization or an arrangement, or for a receiver, trustee or similar creditors' representative for its property or assets or any part thereof, or any other proceeding under any federal or state insolvency law, and if filed against it, the same has not been dismissed or discharged within 90 days thereof;

     7.6 Execution, Attachment, Etc. The commencement of any foreclosure proceedings, proceedings in aid of execution, attachment actions, levies against, or the filing by any taxing authority of a lien against it or against any of the Collateral, except those liens being diligently contested in good faith which in the aggregate do not exceed $500,000;

     7.7     Loss, Theft or Substantial Damage to the
Collateral. In addition to the rights of Lender to deal with proceeds of insurance as provided in the Security Documents, the loss, theft or substantial damage to the Collateral if the result of such occurrence (singly or in the aggregate) is the failure or inability to resume substantially normal operation of its business within 60 days of the date of such occurrence;

     7.8 Judgments. Unless in the opinion of Lender adequately insured or bonded, the entry of a final judgment for the payment of money involving more than $500,000 against it and the failure by it to discharge the same, or cause it to be discharged, within 60 days from the date of the order, decree or process under which or pursuant to which such judgment was entered, or to secure a stay of execution pending appeal of such judgment; the entry of one or more final monetary or non-monetary judgments or order which, singly or in the aggregate, does or could reasonably be expected to: (a) cause a material adverse change in the value of the Collateral or its condition (financial or otherwise), operations, properties or prospects, (b) have a material adverse effect on its ability to perform its obligations under this Agreement or the Security Documents, or (c) have a material adverse effect on the rights and remedies of Lender under this Agreement, any Note or any Security Document;

     7.9 Impairment of Security. (a) The validity or effectiveness of any Security Document or its transfer, grant, pledge, mortgage or assignment by the party executing it in favor of Lender is materially impaired; (b) any party, other than Lender, to a Security Document asserts that any Security Document is not a legal, valid and binding obligation of it enforceable in accordance with its terms which assertion could have a material adverse effect on Lender's ability to enforce any remedy under the Security Documents; (c) the security interest or lien purporting to be created by any of the Security Documents ceases to be or is asserted by any party to any Security Document (other than Lender) not to be a valid, perfected lien subject to no liens other than liens not prohibited by this Agreement or any Security Document which assertion could have a material adverse effect on Lender's ability to enforce any remedy under the Security Documents; or (d) any Security Document is amended, subordinated, terminated or discharged, or any person is released from any of its covenants or obligations except to the extent that Lender expressly consents in writing thereto;

     7.10 Other Indebtedness to Lender's Affiliates. A default with respect to any evidence of Indebtedness by it (other than to Lender pursuant to this Agreement) to any of Lender's Affiliates, including, but not limited to, any default under the Lease Facility or the documents executed in connection therewith, if the effect of such default is to accelerate the maturity of such Indebtedness or to permit the holder thereof to cause such Indebtedness to become due prior to the stated maturity thereof, or if any Indebtedness of it for borrowed money (other than to Lender pursuant to this Loan Agreement) to any of Lender's Affiliates is not paid when due and payable, whether at the due date thereof or a date fixed for prepayment or otherwise (after the expiration of any applicable grace period;

     7.11 Other Indebtedness. A default with respect to any evidence of Indebtedness in excess of $500,000 by it (other than to Lender or Lender's Affiliate pursuant to this Agreement), if the effect of such default is to accelerate the maturity of such Indebtedness or to permit the holder thereof to cause such Indebtedness to become due prior to the stated maturity thereof, or if any Indebtedness of it in excess of $500,000 for borrowed money (other than to Lender or Lender's Affiliate pursuant to this Loan Agreement) is not paid when due and payable, whether at the due date thereof or a date fixed for prepayment or otherwise (after the expiration of any applicable grace period); then immediately upon the occurrence of any of the events described in
Section 7.5 and at the option of the Lender upon the occurrence of any other Event of Default, the Loans, all Notes and all other Obligations immediately will mature and become due and payable without presentment, demand, protest or notice of any kind which are hereby expressly waived. After the occurrence of any Event of Default, Lender is authorized without notice to anyone to offset and apply to all or any part of the Obligations all moneys, credits and other property of any nature whatsoever of Borrower now or at any time hereafter in the possession of, in transit to or from, under the control or custody of, or on deposit with (whether held by Borrower individually or jointly with another party), Lender or any of Lender's Affiliates. The rights and remedies of Lender upon the occurrence of any Event of Default will include but not be limited to all rights and remedies provided in the Security Documents and all rights and remedies provided under applicable law. In furtherance but not in limitation of the foregoing, upon the occurrence of an Event of Default, Lender may refuse to make any further Advances under any
Note included in the Obligations. Borrower waives any requirement of marshalling of the assets covered by the Security Documents upon the occurrence of any Event of Default.

8.     Conditions Precedent.

     8.1 At Closing. Lender's obligation to make any of the Loans is conditioned upon the receipt by Lender of all documents in form and substance acceptable to Lender listed on the Closing Memo, except for those specifically listed thereon as post-closing items.

     8.2 Additional Advances. Lender's obligations to make any Loan and/or any advance under any Note on any date in the future (to the extent that there are funds remaining to be disbursed hereunder or under any Note) are subject to the conditions precedent that:

          8.2.1 No Defaults. There does not exist any Event of Default, nor any event which upon notice or lapse of time or both would constitute an Event of Default.

          8.2.2 Accuracy. The representations and warranties contained in this Agreement, the Security Documents, and in each document listed on the Closing Memo prepared by Borrower, executed by Borrower or provided by a third party at the request of Borrower, and in any document delivered in connection therewith will be true and accurate on and as of such date, except as such warranties and representations may be affected by: (a) this Agreement or transactions contemplated thereby, and (b) events occurring after the Closing Date as to those representations and warranties relating to the Current Financial Statements.

          8.2.3 Other Documents. Lender will have received such other documents, instruments, opinions, certificates or items of information which it may have reasonably required in connection with the transactions provided for in this Agreement.

     8.3     Borrowing Representations.  Each borrowing by
Borrower hereunder will constitute a representation and warranty by Borrower as of the date of such borrowing that the conditions set forth in Section 8.2 have been satisfied.

9. Closing Expenses. Borrower will pay Lender on the Closing Date the sum of $8,000 for attorney's fees, plus any reasonable expenses incurred by Lender, in connection with the preparation, execution and delivery of this Agreement and the attendant documents and the consummation of the transactions contemplated hereby together with all: (a) recording fees and taxes; (b) survey, appraisal and environmental report charges; and (c) title search and title insurance charges, including any stamp or documentary taxes, charges or similar levies which arise from the payment made hereunder or from the execution, delivery or registration or any Security Document or this Agreement. If Borrower fails to pay such fees and expenses, Lender is entitled to disburse such sums as an Advance under any Note.

10. Post-Closing Expenses. To the extent that Lender incurs any costs or expenses in protecting or enforcing its rights in the Collateral or observing or performing any of the conditions or obligations of Borrower or any Guarantor thereunder, including but not limited to reasonable Attorneys' Fees in connection with litigation, preparation of amendments or waivers, present or future stamp or documentary taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of any Security Document or this Agreement, such costs and expenses will be due on demand, will be included in the Obligations and will bear interest from the incurring or payment thereof at the Default Rate.

11. Representations and Warranties to Survive. All representations, warranties, covenants, indemnities and agreements made by Borrower herein and in the Security Documents will survive the execution and delivery of this Agreement, the Security
Documents and the issuance of any Notes until all obligations are satisfied and paid in full.

12. Environmental Indemnification. Lender will not be deemed to assume any liability or obligation for loss, damage, fines, penalties, claims or duties to clean-up or dispose of wastes or materials on or relating to the Property merely by conducting any inspections of the Property or by obtaining title to the Property by foreclosure, deed in lieu of foreclosure or otherwise. Borrower, including its successors and assigns, agrees to remain fully liable and will indemnify, defend and hold harmless Lender, its directors, officers, employees, agents, contractors, subcontractors, licensees, invitees, successors and assigns, from and against any claims, demands, judgments, damages, actions, causes of action, injuries, administrative orders, liabilities, costs, expenses, clean-up costs, waste disposal costs, litigation costs, fines, penalties, damages and other related liabilities arising from (i) the failure of Borrower to perform any obligation relating to environmental matters herein required to be performed by Borrower, (ii) the removal or other remediation of hazardous or toxic substances, hazardous wastes, pollutants or contaminants, solid waste or petroleum at or from the Property, (iii) any act or omission, event or circumstance existing or occurring resulting from or in connection with the ownership, construction, occupancy, operation, use and/or maintenance of the Property, (iv) any and all claims or proceedings (whether brought by private party or governmental agency) for bodily injury, property damage, abatement or remediation, environmental damage or impairment and any other injury or damage resulting from or relating to any hazardous or toxic substances, hazardous waste, pollutants, contaminants, solid waste, or petroleum located upon or migrating into, from or through the Property (whether or not any or all of the foregoing was caused by the Borrower or its tenant or subtenant, or a prior owner of the Property or its tenant or subtenant, or any third party and whether or not the alleged liability is attributable to the handling, storage, generation, transportation or disposal of such material or the mere presence of such material on the Property), and (v) Borrower's breach of any representation or warranty contained in this Agreement. Without limitation, the foregoing indemnities will apply to Lender with respect to claims, demands, losses, damages (including consequential damages), liabilities, causes of action, judgements, penalties, costs and expenses (including reasonable attorneys' fees and court costs) which in whole or in part are caused by or arise out of the negligence of Lender. Such indemnity, however, will not apply to Lender to the extent the subject of the indemnification is caused by or arises out of the negligence or willful misconduct of Lender. All evironmental representations, warranties, covenants, and indemnities will continue indefinitely and may not be cancelled or terminated except by a writing signed by Lender specifically referring to this Section. Notwithstanding anything contained to the contrary in the Note, Loan Agreement, or other loan Documents evidencing or securing the Obligations, the provisions of this Section will survive the termination or expiration of the Obligations, the full repayment of the Obligations, or the acquiring of title by Lender or its successors and assigns by foreclosure, deed in lieu of foreclosure or otherwise, and will be fully enforceable against Borrower and its successors and assigns. The provisions of this Section will constitute a separate undertaking by Borrower and will be an inducement to Lender in extending the Loan evidencing the Obligations to Borrower. The provisions of this Section will not be subject to any anti-deficiency or similar laws.

13.     Definitions.  For purposes hereof:

     13.1 Each accounting term not defined or modified herein will have the meaning given to it under generally accepted accounting principles in effect on the Closing Date.

     13.2 "Affiliate" will mean any person, partnership, joint venture, company or business entity under common control or having similar equity holders owning at least ten percent (10%) thereof, whether such common control is direct or indirect. All of Person's direct or indirect parent corporations, partners, Subsidiaries, and the officers, members, directors and partners of any of the foregoing and persons related by blood or marriage to any of the foregoing will be deemed to be a Person's Affiliates for purposes of this Agreement.

     13.3 "Attorneys Fees" will mean the reasonable value of the services (and all costs and expenses related thereto) of the attorneys (and all paralegals and other staff employed by such attorneys) employed by Lender from time to time to: (i) take any action in or with respect to any suit or proceedings (bankruptcy or otherwise) relating to the Collateral or this Agreement; (ii) protect, collect, lease or sell, any of the Collateral; (iii) attempt to enforce any lien on any of the Collateral or to give any advice with respect to such enforcement; (iv) enforce any of Lender's rights to collect any of the Obligations; (v) give Lender advice with respect to this Agreement, including but not limited to advice in connection with any default, workout or bankruptcy; or (vi) prepare any restatements, amendments or waivers to this Agreement or any of the documents executed in connection with any of the Obligations.

     13.4 "Business Day" will mean any day excluding Saturday, Sunday and any other day on which banks are required or authorized to close in Ohio.

     13.5 "Closing" will mean the execution and delivery of the documents listed on the Closing Memo.

     13.6 "Closing Date" will mean the date on which this Agreement is executed.

     13.7 "Closing Fee" will mean the additional sum of $25,000 payable to Lender by Borrower upon execution of this Agreement.

     13.8 "Closing Memo" will mean the Closing Memorandum between Borrower and Lender in connection with the transactions represented by this Agreement.

     13.9 "Code" will mean the Internal Revenue Code of 1986, as amended from time to time.

     13.10 "Collateral" will mean any property, real or personal, tangible or intangible, now or in the future securing the Obligations, including but not limited to the property covered by the Security Documents.

     13.11     "Compliance Certificate" will mean the Compliance
Certificate in the form delivered to Borrower by Lender in connection with the Closing.

     13.12 "Current Financial Statements" will mean the Borrower's most recent annual and quarterly financial statements filed with the Securities and Exchange Commission. For the purposes of any future date on which the representations and warranties contained in Section 4 hereof are deemed to be remade, the most current financial statements, tax returns or other documents with respect to Borrower or any Guarantor documents with respect to such Borrower or such Guarantor delivered to Lender pursuant to Section 5 above will be referred therein.

     13.13 "Default Rate" will mean 4% per annum plus the highest rate of interest that would otherwise be in effect under any Note but not more than the highest rate permitted by applicable law.

     13.14 "Default" will mean any event or condition which with the passage of time or giving of notice, or both, would constitute an Event of Default.

     13.15     "Disclosure Schedule" will mean the Disclosure
Schedule delivered by the Borrower to the Lender in connection with the Closing.

     13.16 "EBITDA" will mean the sum of: (i) net income as determined in accordance with generally accepted accounting principles; (ii) depreciation and amortization; (iii) interest income; (iv) interest expense; plus (v) other items which would be classified as non-cash charges, and excluding: (i) management fees, and (ii) extraordinary items including but not limited to gain or loss from the sale or disposition of capital assets. EBITDA will be determined in accordance with generally accepted accounting principles applied on a consistent basis and calculated each quarter for the preceding four fiscal quarters on a rolling four quarter basis.

     13.17 "Environmental Report" will mean the environmental site assessment of the Property delivered to Lender in connection with the Closing.

     13.18     "ERISA" will mean the Employee Retirement Income
Security Act of 1974, or any successor statute, as amended from time to time.

     13.19 "Event of Default" will mean any of the events listed in Section 7.

     13.20 "Guarantees" will mean the guarantees of all or any part of the Obligations, now existing or hereafter arising, including but not limited to those listed on the Closing Memo, whether on a full, limited or non-recourse basis and such term will include any person or entity that hypothecates or otherwise pledges any property to Lender in connection with any of the Obligations and will include any amendments thereto and restatements thereof.

     13.21 "Guarantor(s)" will mean any persons or entities that now or in the future that deliver one or more Guarantees to Lender.

     13.22 "Hazardous wastes", "hazardous substances" and "pollutants or contaminants" will mean any substances, waste, pollutant or contaminant now or hereafter included with any respective terms under any now existing or hereinafter enacted or amended federal, state or local statute, ordinance, code or regulation, including but not limited to the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C.
Section 9601 et seq. ("CERCLA").

     13.23     "Indebtedness" will mean, without duplication:
(i) all obligations (including capitalized lease obligations) which in accordance with generally accepted accounting principles would be shown on a balance sheet as a liability; (ii) all obligations for borrowed money or for the deferred purchase price of property or services; and (iii) all guarantees, reimbursement, payment or similar obligations, absolute, contingent or otherwise, under acceptance, letter of credit or similar facilities.

     13.24 "Lender's Affiliate" will mean any person, partnership, joint venture, company or business entity under common control or having similar equity holders owning at least ten percent (10%) thereof with Lender, whether such common control is direct or indirect, including without limitation, Information Leasing Corporation. All of Lender's direct or indirect parent corporations, sister corporations, and subsidiaries will be deemed to be a Lender's Affiliate for purposes of this Agreement.

     13.25 "Letter of Credit Documents" will mean the respective applications and agreements with respect to Letters of Credit on Lender's standard forms thereof (or such other form as Lender and Borrower may agree) signed at the time of issuance or renewal of such Letters of Credit.

     13.26 "Loan(s)" will mean any and all advances of funds under this Agreement or any of the Notes.

     13.27 "Loan Documents" will mean this Agreement, the Notes, the Security Documents, any Guarantees, and any other documents executed in connection with the Indebtedness.

     13.28 "Note(s)" will mean any note, now or in the future, between Borrower and Lender pursuant to this Agreement, and will include any amendments made thereto and restatements thereof, extensions and replacements.

     13.29 "Obligations" will mean and include all loans, advances, debts, liabilities, obligations, covenants and duties owing to Lender or any of Lender's Affiliates from Borrower of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether arising under this Agreement or under any other agreement, instrument or document, whether or not for the payment of money, whether arising by reason of an extension of credit, opening of a letter of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment, participation, purchase, negotiation, discount or otherwise), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising and whether or not contemplated by Borrower or Lender or Lender's Affiliates on the Closing Date.

     13.30     "PBGC" will mean the Pension Benefit Guaranty
Corporation referred to and defined in ERISA.

     13.31     "Permitted Liens" will mean:

          13.31.1 liens securing the payment of taxes, either not yet due or the validity of which is being contested in good faith by appropriate proceedings, and as to which Borrower has set aside on its books adequate reserves to the extent required by generally accepted accounting principles;

          13.31.2 deposits under workers' compensation, unemployment insurance and social security laws, or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business;

          13.31.3 liens imposed by law, such as carrier's, warehousemen's or mechanics' liens, incurred by Borrower in good faith in the ordinary course of business, and liens arising out of a judgment or award against Borrower with respect to which Borrower will currently be prosecuting an appeal, a stay of execution pending such appeal having been secured;

          13.31.4     liens in favor of Lender;

          13.31.5 reservations, exceptions, encroachments and other similar title exceptions or encumbrances affecting real properties, provided such do not materially detract from the use or value thereof as used by the owner thereof;

          13.31.6     attachment, judgment and similar liens
provided that execution is effectively stayed pending a good faith contest.

          13.31.7 liens related to the leasing of equipment through Information Leasing Corporation.

          13.31.8 liens created by purchase money security interests or related the leasing of equipment limited to the capital assets financed.

     13.32 "Person" will include an individual, a corporation, a limited liability company, an association, a partnership, a trust or estate, a joint stock company, an unincorporated organization, a joint venture, a government (foreign or domestic), any agency or political subdivisions thereof, or any other entity.

     13.33 "Plan" will mean any pension plan subject to the provisions of Title IV of ERISA or Section 412 of the Code and which is maintained for employees of Borrower or any ERISA
Affiliate.

     13.34 "Prime Rate" will mean the rate per annum established by Lender from time to time based on its consideration of various factors, including money market, business and competitive factors, and it is not necessarily Lender's most favored interest rate. Subject to any maximum or minimum interest rate limitations specified herein or by applicable law, if and when such Prime Rate changes, then in each such event, the rate of interest payable under this Agreement, any Note, the Security Documents or any other document evidencing the Obligations that is tied to the Prime Rate will change automatically without notice effective the date of such changes.

     13.35 "Reportable Event" will mean any reportable event as defined in Section 4043(b) of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414).

     13.36 "Security Documents" will mean the agreements, pledges, mortgages, guarantees, or other documents delivered by Borrower, any Guarantor or any other person or entity to Lender or Lender's Affiliate previously, now or in the future to encumber the Collateral in favor of Lender or Lender's Affiliate, including but not limited to those listed on the Closing Memo, and all amendments thereto and restatements thereof.

     13.37 "Senior Debt" will mean all debt other than Subordinated Debt and accounts payable that arise in the ordinary course of Borrower's business and are payable within 90 days of receipt of the goods or service giving rise thereto.

     13.38 "Subsidiaries" means a corporation of which shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by Borrower.

     13.39 "Subordinated Debt" means any other debt: (i) which is subordinated to Lender, pursuant to Subordination Agreement(s) in form and substance acceptable to Lender and (ii) that Lender has consented in writing to being incurred by Borrower in accordance with the terms of this Agreement.

     13.40 "Subordination Agreement(s)" means agreements between Lender and Stephen N. Joffe and Sandra F.W. Joffe subordinating Borrower's debt to each of them to Borrower's
Indebtedness to Lender.

     13.41 "Tangible Net Worth," at any particular time, will mean: (i) the sum of the amounts appearing on the balance sheet of such entity as (a) the stated value of all outstanding stock and (b) capital, paid-in and earned surplus; less (ii) the sum of
(a) the deficit in any surplus or capital account, including treasury stock, (b) any amounts by which patents, trademarks, trade names, organizational expenses and other intangible items of similar nature and good will appear on the asset side of such balance sheet, (c) any amounts at which shares of the capital stock of Borrower appear on the asset side of such balance sheet, all as of the last day of the month previous to such particular time, and (d) any amounts for advances to shareholders, directors, officers, employees or affiliates of Borrower which appear on the asset side of the balance sheet, except those made in the ordinary course of business.

     13.42 "Uniform Customs" will mean Uniform Customs and Practices for Documentary Credits published by the International Chamber of Commerce. The version of the Uniform Customs applicable to any particular Letter of Credit will be the most current revision in effect on the date of the issuance of such Letter of Credit.

     13.43 "Withdrawal Liability" will mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA. All other terms contained in this Agreement and not otherwise defined herein will, unless the context indicates otherwise, have the meanings provided for by the Uniform Commercial Code of the State of Ohio to the extent the same are defined therein.

14.     General.

     14.1 Indemnity. Borrower will indemnify, defend and hold harmless Lender, its directors, officers, counsel and employees, from and against all claims, demands, liabilities, judgments, losses, damages, costs and expenses, joint or several (including all accounting fees and Attorneys' Fees reasonably incurred), that Lender or any such indemnified party may incur arising under or by reason of this Agreement or any act hereunder or with respect hereto or thereto including but not limited to any of the foregoing relating to any act, mistake or failure to act in perfecting, maintaining, protecting or realizing on any collateral or lien thereon except the willful misconduct or negligence of such indemnified party. Without limiting the generality of the foregoing, Borrower agrees that if, after receipt by Lender of any payment of all or any part of the Obligations, demand is made at any time upon Lender for the repayment or recovery of any amount or amounts received by Borrower in payment or on account of the Obligations and Lender repays all or any part of such amount or amounts by reason of any judgment, decree or order of any court or administrative body, or by reason of any settlement or compromise of any such demand, this Agreement will continue in full force and effect and Borrower will be liable, and will indemnify, defend and hold harmless Lender for the amount or amounts so repaid. The provisions of this Section will be and remain effective notwithstanding any contrary action which may have been taken by Borrower in reliance upon such payment, and any such contrary action so taken will be without prejudice to Lender's rights under this Agreement and will be deemed to have been conditioned upon such payment having become final and irrevocable. The provisions of this Section will survive the expiration or termination of this Agreement.

     14.2 Continuing Agreement. This Agreement is and is intended to be a continuing Agreement and will remain in full force and effect until each Loan is finally and irrevocably paid in full and this Agreement is terminated by a writing signed by Lender specifically terminating this Agreement.

     14.3 No Third Party Beneficiaries. Nothing express or implied herein is intended or will be construed to confer upon or give any person, firm or corporation, other than the parties hereto, any right or remedy hereunder or by reason hereof.

     14.4 No Partnership or Joint Venture. Nothing contained herein or in any of the agreements or transactions contemplated hereby is intended or will be construed to create any relationship other than as expressly stated herein or therein and will not create any joint venture, partnership or other relationship.

     14.5 Waiver. No delay or omission on the part of Lender to exercise any right or power arising from any Event of Default will impair any such right or power or be considered a waiver of any such right or power or a waiver of any such Event of Default or any acquiescence therein nor will the action or nonaction of Lender in case of such Event of Default impair any right or power arising as a result thereof or affect any subsequent default or any other default of the same or a different nature. No disbursement of the Loans hereunder will constitute a waiver of any of the conditions to Lender's obligation to make further disbursements; nor, in the event that Borrower is unable to satisfy any such condition, will any such disbursement have the effect of precluding Lender from thereafter declaring such inability to be an Event of Default.

     14.6 Notices. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder will be in writing and will be conclusively deemed to have been received by a party hereto and to be effective if delivered personally to such party, or sent by telex, telecopy (followed by written confirmation) or other telegraphic means, or by overnight courier service, or by certified or registered mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or to such other address as any party may give to the other in writing for such purpose:

To Lender:
THE PROVIDENT BANK
One East Fourth Street, Suite 211A
Cincinnati, Ohio  45202
Attn:  Commercial Banking

To Borrower:
LCA-VISION INC.
7840 Montgomery Road
Cincinnati, Ohio  45236
Attention:  Stephen N. Joffe

To Borrower:

REFRACTIVE CENTERS
INTERNATIONAL, INC.
7840 Montgomery Road
Cincinnati, Ohio  45236
Attention:  Stephen N. Joffe

All such communications, if personally delivered, will be conclusively deemed to have been received by a party hereto and to be effective when so delivered, or if sent by telex, telecopy or telegraphic means, on the day on which transmitted, or if sent by overnight courier service, on the day after deposit thereof with such service, or if sent by certified or registered mail, on the third business day after the day on which deposited in the mail.
               14.7 Successors and Assigns. This Agreement will be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns, provided, however, that Borrower may not assign this Agreement in whole or in part without the prior written consent of Lender and Lender at any time may assign this Agreement in whole or in part to any Lender's Affiliate, or purchaser of a majority of stock or substantially all assets of Lender.
     14.8 Modifications. This Agreement, any Notes and the Security Documents, and the documents listed on the Closing Memo, constitute the entire agreement of the parties and supersede all prior agreements and understandings regarding the subject matter of this Agreement, including but not limited to any proposal or commitment letters. No modification or waiver of any provision of this Agreement, any Note, any of the Security Documents or any of the documents listed on the Closing Memo, nor consent to any departure by Borrower therefrom, will be established by conduct, custom or course of dealing; and no modification, waiver or consent will in any event be effective unless the same is in writing and specifically refers to this Agreement, and then such waiver or consent will be effective only in the specific instance and for the purpose for which given. No notice to or demand on Borrower in any case will entitle Borrower to any other or further notice or demand in the same, similar or other circumstance.
     14.9 Remedies Cumulative. No single or partial exercise of any right or remedy by Lender will preclude any other or further exercise thereof or the exercise of any other right or remedy. All remedies hereunder and in any instrument or document evidencing, securing, guaranteeing or relating to any Loan or now or hereafter existing at law or in equity or by statute are cumulative and none of them will be exclusive of the others or any other remedy. All such rights and remedies may be exercised separately, successively, concurrently, independently or cumulatively from time to time and as often and in such order as Lender may deem appropriate.
     14.10 Illegality. If fulfillment of any provision hereof or any transaction related hereto or of any provision of the Notes or the Security Documents, at the time performance of such provision is due, involves transcending the limit of validity prescribed by law, then ipso facto, the obligation to be fulfilled will be reduced to the limit of such validity; and if any clause or provisions herein contained other than the provisions hereof pertaining to repayment of the Obligations operates or would prospectively operate to invalidate this Agreement in whole or in part, then such clause or provision only will be void, as though not herein contained, and the remainder of this Agreement will remain operative and in full force and effect.
     14.11 Gender, etc. Whenever used herein, the singular number will include the plural, the plural the singular and the use of the masculine, feminine or neuter gender will include all genders.
     14.12 Headings. The headings in this Agreement are for convenience only and will not limit or otherwise affect any of the terms hereof.
     14.13 Time. Time is of the essence in the performance of this Agreement.
     14.14     Governing Law and Jurisdiction; No Jury
Trial. THIS AGREEMENT WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OHIO, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES, AND BORROWER HEREBY AGREES TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN HAMILTON COUNTY, OHIO AND CONSENTS THAT ALL SERVICE OF PROCESS BE MADE BY CERTIFIED MAIL DIRECTED TO BORROWER AT BORROWER'S ADDRESS SET FORTH HEREIN FOR NOTICES; PROVIDED THAT NOTHING CONTAINED HEREIN WILL PREVENT LENDER FROM BRINGING ANY ACTION OR EXERCISING ANY RIGHTS AGAINST ANY SECURITY OR AGAINST BORROWER INDIVIDUALLY, OR AGAINST ANY PROPERTY OF BORROWER, WITHIN ANY OTHER STATE OR NATION. BORROWER WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER. BORROWER AND LENDER EACH WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, ANY DOCUMENTS EVIDENCING ANY OF THE OBLIGATIONS, OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH AGREEMENTS.

     Dated as of June 29, 1998

                       BORROWER:

                       LCA-VISION INC.


                       By:/s/ Larry P. Rapp
                       Print Name:Larry P. Rapp
                       Title: Chief Financial Officer


                       BORROWER:

                       REFRACTIVE CENTERS INTERNATIONAL, INC.


                       By:/s/ Larry P. Rapp
                       Print Name: Larry P. Rapp
                       Title: Vice President



                        LENDER:

                        THE PROVIDENT BANK


                        By: Richard E. Wirthlin
                        Print Name: Richard E. Wirthlin
                        Title: Vice President

                        PROMISSORY NOTE

                                             NOTE NO. ____________

$8,000,000         Cincinnati, Ohio      Dated as of June 29, 1998


     The undersigned, jointly and severally (individually and collectively, the "Borrower"), for value received, promise to pay to the order of THE PROVIDENT BANK, (the "Lender") at any of its offices, the sum of EIGHT MILLION DOLLARS ($8,000,000), (the "Total Facility") or so much thereof as is loaned by Lender pursuant to the provisions hereof, together with interest until maturity at the rate of one-half of one percent (0.5%) per annum plus the Prime Rate (the "Prime Plus Rate") computed on the basis of a year of 360 days for the actual number of days elapsed, and after default hereunder or maturity, whether at stated maturity or by acceleration, at a rate four percent (4%) greater than the otherwise applicable rate (the "Default Rate"). Accrued interest will be due and payable monthly, commencing on July 31, 1998 and on the last day of each month thereafter until June 30, 2000 (the "Maturity Date") on which date the entire outstanding principal balance hereunder and all accrued and unpaid interest will be due and payable.

     Borrower will have the option (which may be exercised only once) to convert up to $3,500,000 of the outstanding balance of this Note to a term loan (the "Term Loan") to bear interest at a fixed rate of interest equal to two and three-quarters of one percent (2.75%) per annum plus the Treasury Rate (the "Treasury Plus Rate") on and after the Conversion Date. Borrower may elect this option only if (i) no Event of Default exists hereunder; and (ii) Borrower notifies Lender in writing at least 30 days prior to the Maturity Date that Borrower wishes to exercise this option. The Treasury Plus Rate will remain in effect on the Term Loan until the Total Facility is fully paid, subject to applicability of the Default Rate. On the Conversion Date and on the first day of each and every month thereafter until the Maturity Date, Borrower will make monthly payments equal to: (i) the actual amount of interest accrued hereunder at the Treasury Plus Rate and (ii) a fixed payment of principal in an amount calculated by Lender (which calculation, absent manifest error will be conclusive) as follows: 1/12th of the aggregate annual payment of principal which would be made by Borrower if the balance of the Term Loan on the Conversion Date, including principal, interest, late charges, and all other sums due under the Term Loan were to accrue interest until the Maturity Date at the Treasury Plus Rate that is in effect on the Conversion Date and such balance were amortized over an assumed 15-year period beginning on the Conversion Date. Borrower acknowledges that the principal payment calculation is based on an assumed 15-year repayment schedule and thus the Term Loan is not fully amortizing.

     Borrower hereby states that the purpose of the Loan evidenced by this Note is general corporate purposes.

     As used herein, "Treasury Rate" will mean the weekly average rate to the nearest one-eighth of one percent (0.125%) established for United States Treasuries with maturities most closely matching the then remaining term of this Note on the Conversion Date (as determined by Lender in its sole discretion and computed on a constant maturity basis), as published in the most recent version of the Federal Reserve Board Publication H.15 published prior to the Conversion Date, or if such publication is no longer published or available, a comparable index selected by Lender.
     As used herein, "Conversion Date" will mean the next Business Day following the date on which Borrower delivers to Lender a request in writing for a conversion of up to $3,500,000 of the Revolving Credit Loan to a Term Loan under the terms and conditions specified herein and certifying that no Default or Event of Default exists hereunder. If the foregoing conditions are not fully and timely satisfied, then no Conversion Date or related adjustment to the Treasury Plus Rate will occur.
     This Note is a revolving credit subject to the terms of this paragraph. Subject to the conditions hereof and of the Loan Documents, Borrower may borrow and reborrow from Lender and Lender may, in its sole discretion, lend and relend to Borrower such amounts not to exceed the limits set forth in the Loan Agreement (as defined below) as Borrower may at any time and from time to time request from Lender (the "Advances"). Subject to the terms and conditions of the Loan Documents, Lender will make Advances as set forth in: (i) Section 2.2 of the Loan Agreement; (ii) the Automated Line of Credit Agreement; and (iii) the Controlled Disbursement Agreement between Borrower and Lender of even date herewith.
     This Note is issued in connection with the Loan Agreement between Borrower and Lender of even date herewith (the "Loan Agreement"). The Loan Agreement, the Note, the Security Documents, and all other documents executed in connection therewith are collectively referred to herein as the "Loan Documents". As collateral security for the payment of the amounts from time to time owing hereunder and under the Loan Documents, Borrower hereby grants to Lender a security interest in (i) all property in which Lender now or hereafter holds a security interest pursuant to the Loan Documents and (ii) all accounts, securities and properties now or hereafter in the possession of Lender and in which Borrower has any interest. All references to the Loan Documents will include all modifications and amendments thereto, and extensions, replacements, or renewals thereof, as made from time to time. The terms, covenants, conditions, stipulations and agreements contained in the Loan Documents are incorporated herein by reference. Capitalized terms used in this Note and not otherwise defined herein will have the meanings given such terms in the Loan Agreement.
     Immediately and automatically upon the filing by or against Borrower or any Guarantor of a petition in bankruptcy, for a reorganization, arrangement or debt adjustment, or for a receiver, trustee, or similar creditors' representative for its, his or her property or any part thereof, or of any other proceeding under any federal or state insolvency or similar law (and if such petition or proceeding is an involuntary petition or proceeding filed against Borrower or such Guarantor without his, her or its acquiescence therein or thereto at any time, the same is not promptly contested and, within 60 days of the filing of such involuntary petition or proceeding, dismissed or discharged), or the making of any general assignment by Borrower or any Guarantor for the benefit of creditors, or Borrower or any Guarantor dissolves or is the subject of any dissolution, winding up or liquidation or, at the option of Lender, immediately upon the occurrence of any other Event of Default, in any case without demand or notice of any kind (which are hereby expressly waived): (i) the outstanding principal balance hereunder, together with all accrued and unpaid interest thereon, and, at Lender's option, any additional amounts secured by the Loan Documents, may be accelerated and become immediately due and payable, (ii) Borrower will pay to Lender all reasonable costs and expenses (including but not limited to Attorneys' Fees) incurred by Lender in connection with Lender's efforts to collect the indebtedness evidenced hereby, and (iii) Lender may exercise from time to time any of the rights and remedies available to Lender under the Loan Documents or applicable law. Upon and after the occurrence of any Event of Default or the maturity of this Note (by acceleration or otherwise), the principal balance under this Note, together with any arrearage of interest, will bear interest at the Default Rate until paid in full, whether before or after judgment. Borrower also waives all defenses based on suretyship or impairment
of collateral.   Upon this Note becoming due under any of its terms
and provisions, and not being fully paid and satisfied, the total sum then due hereunder may, at any time and from time to time, be charged against any account or accounts maintained with Lender hereof by Borrower, without notice to or further consent from Borrower and Borrower agrees to be and remain liable for all remaining indebtedness represented by this Note in excess of the amount or amounts so applied.
     Borrower and Lender intend that this indebtedness shall be secured by the property covered by the Loan Documents as that term is defined in the Loan Agreement including, without limitation, any and all mortgages heretofore or hereafter granted by Borrower in favor of Lender. Payments received will be applied in the following order: (i) to repayment of any amounts owed to Lender for charges, fees and expenses (including Attorneys' Fees), (ii) to accrued interest, and (iii) to principal.
     There will be a minimum finance charge of $50.00 for each billing period. If any payment of principal or interest is not paid when due or if Borrower shall otherwise default in the performance of its obligations hereunder or under any of the Loan Documents, Lender at its option, may charge and collect, or add to the unpaid balance hereof, a late charge up to the greater of $250 or one-tenth of one percent (0.1%) of the unpaid balance of this Note at the time of such delinquency for each such delinquency to cover the extra expense incident to handling delinquent accounts, and/or increase the interest rate on the unpaid balance to the Default Rate. Lender may charge interest at the rate provided herein on all interest and other amounts owing hereunder which are not paid when due.
    Borrower and any Guarantor hereof (collectively "Obligors") each
(i) waive(s) presentment, demand, notice of demand, protest, notice of protest and notice of dishonor and any other notice required to be given by law in connection with the delivery, acceptance, performance, default or enforcement of this Note, of any indorsement or guaranty of this Note or the Loan Documents; and (ii) consent(s) to any and all delays, extensions, renewals or other modifications of this Note or waivers of any term hereof or release or discharge by Lender of any of Obligors or release, substitution or exchange of any security for the payment hereof or the failure to act on the part of Lender or any indulgence shown by Lender, from time to time and in one or more instances, (without notice to or further assent from any of Obligors) and agree(s) that no such action, failure to act or failure to exercise any right or remedy, on the part of Lender shall in any way affect or impair the obligations of any Obligors or be construed as a waiver by Lender of, or otherwise affect, any of Lender's rights under this Note, under any indorsement or guaranty of this Note or under the Loan Documents. Borrower further agrees to reimburse Lender for all advances, charges, costs and expenses, including Attorneys' Fees, incurred or paid in exercising any right, power or remedy conferred by this Note, or in the enforcement thereof.
     Time is of the essence in the performance of this Note. No single or partial exercise of any right or remedy by Lender will preclude any other or further exercise thereof or the exercise of any other right or remedy. All remedies hereunder, under any of the other Loan Documents, or now or hereafter existing at law or in equity are cumulative and none of them will be exclusive of the others or of any other right or remedy. All such rights and remedies may be exercised separately, successively, concurrently, independently or cumulatively from time to time and as often and in such order as Lender may deem appropriate.
     If at any time all or any part of any payment or transfer of any kind received by Lender with respect to all or any part of this
Note is repaid, set aside or invalidated by reason of any judgment, decree or order of any court or administrative body, or by reason of any agreement, settlement or compromise of any claim made at any time with respect to the repayment, recovery, setting aside or invalidation of all or any part of such payment or transfer, Borrower's obligations under this Note will continue (and/or be reinstated) and Borrower will be and remain liable, and will indemnify, defend and hold harmless Lender for, the amount or amounts so repaid, recovered, set aside or invalidated and all other claims, demands, liabilities, judgments, losses, damages, costs and expenses incurred in connection therewith. The provisions of this paragraph will be and remain effective notwithstanding any contrary action which may have been taken by Borrower in reliance upon such payment or transfer, and any such contrary action so taken will be without prejudice to Lender's rights hereunder and will be deemed to have been conditioned upon such payment or transfer having become final and irrevocable. The provisions of this paragraph will survive any termination, cancellation or discharge of this Note.
     This Note will bind Borrower and the successors and assigns of Borrower, and the benefits hereof will inure to the benefit of Lender and its successors and assigns. All references herein to the "Borrower" and "Lender" will include the respective successors and assigns thereof; provided, however, that Borrower may not assign this Note in whole or in part without the prior written consent of Lender and Lender at any time may assign this Note in whole or in part to any affiliate or purchaser of a majority of stock or substantially all of the assets of Lender (but no assignment by Lender of less than all of this Note will operate to relieve Borrower from any duty to Lender with respect to the unassigned portion of this Note).
     Borrower authorizes any attorney at law, including an attorney engaged by Lender, to appear in any court of record in the State of Ohio or any other State or Territory of the United States, after the indebtedness evidenced hereby, or any part thereof, becomes due and waive the issuance and service of process and confess judgment against Borrower in favor of Lender, for the amount then appearing due, together with costs of suit and, thereupon, to release all errors and waive all rights of appeal and stay of execution. The foregoing warrant of attorney shall survive any judgment; and if any judgment be vacated for any reason, Lender hereof nevertheless may hereafter use the foregoing warrant of attorney to obtain an additional judgment or judgments against Borrower. Borrower hereby expressly waives any conflict of interest that Lender's attorney may have in confessing such judgment against Borrower and expressly consents to the confessing attorney receiving a legal fee from Lender for confessing such judgment against it.

THE PROVISIONS OF THIS NOTE SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF OHIO. AS A SPECIFICALLY BARGAINED INDUCEMENT FOR LENDER TO EXTEND CREDIT TO BORROWER, AND AFTER HAVING THE OPPORTUNITY TO CONSULT COUNSEL, BORROWER HEREBY EXPRESSLY
WAIVES
THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATED TO THIS NOTE OR ARISING IN ANY WAY FROM ANY INDEBTEDNESS OR OTHER TRANSACTIONS INVOLVING LENDER AND BORROWER. BORROWER HEREBY DESIGNATES ALL COURTS OF RECORD SITTING IN CINCINNATI, OHIO AND HAVING JURISDICTION OVER THE SUBJECT MATTER, STATE AND FEDERAL, AS FORUMS WHERE ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF OR ARISING FROM OR OUT OF THIS NOTE, ITS MAKING, VALIDITY OR PERFORMANCE, MAY BE PROSECUTED AS TO ALL PARTIES, THEIR SUCCESSORS AND ASSIGNS, AND BY THE FOREGOING DESIGNATION BORROWER CONSENTS TO THE JURISDICTION AND VENUE OF SUCH COURTS.

"WARNING BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE."

BORROWER:                         BORROWER:

LCA-VISION INC.                   REFRACTIVE CENTERS
                                  INTERNATIONAL, INC.


By:/s/Larry P. Rapp                By: /s/Larry P. Rapp
Print Name: Larry P. Rapp          Print Name: Larry P. Rapp
Title: Chief Financial Officer     Title:   Vice President
Address: 7840 Montgomery Road      Address: 7840 Montgomery Road
         Cincinnati, Ohio  45236            Cincinnati, Ohio 45236

                          EXHIBIT 99.2








FOR IMMEDIATE RELEASE



Contacts:     Stephen N. Joffe, M.D., FACS   Joel Pomerantz
              LCA-Vision Inc.                The Dilenschneider
                                             Group, Inc.
              (513) 792-9292                 (212) 922-0900




              LCA-VISION SECURES NEW $8 MILLION LINE OF CREDIT

         Replacement Line Offers More Favorable Rate and Covenants



     CINCINNATI, June 29, 1998 -- LCA-Vision Inc. (NASDAQ:LCAV), the largest U.S.-based provider of laser vision correction services, today announced that it has secured an $8 million line of credit with Provident Bank of Cincinnati.

     Dr. Stephen Joffe, CEO of LCA-Vision, said: "This new credit line further bolsters LCA's financial strength and our ability to take advantage of attractive growth opportunities. As we announced last month, a $10 million private placement of convertible securities enabled us to pre-pay our outstanding term loan and renegotiate our former line of credit with another lender."

     "This new credit line offers more cost-effective covenants and carries a more favorable interest rate. Our enhanced financial position, together with the accelerating pace of the laser vision correction market, will ensure that we reach our goal of becoming cash flow positive in the third quarter of this year."

     "The rapid improvement in our financial position parallels the growing public acceptance of laser vision correction surgery," Dr. Joffe noted. "In the same manner that many early soft contact lens wearers persuaded their eyeglass-wearing friends to try contacts, the enthusiastic endorsement of laser vision correction patients is beginning to positively influence the decisions of friends, relatives and co-workers. It is this kind of positive word-of-mouth that will fuel a geometric increase in the number of potential patients seriously considering the procedure."

     LCA-Vision currently operates 27 laser vision correction centers in the U.S., two in Canada and one in Helsinki, Finland. A total of more than 25,000 successful procedures have been performed at all of the company's sites. The professional network serving the company's sites includes more than 600 practicing ophthalmologists and 800 referring optometrists.


                                    # # # #

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements that are subject to risks and uncertainties, including, but not limited to, the impact of competitive products and pricing, product demand and market acceptance, reliance on key strategic alliances, fluctuations in operating results and other risks detailed from time to time in the company filings with the Securities and Exchange Commission.